Exhibit 99.1

150 YEARS Investor Presentation of Empowering Human Potential. May 2012

SAFE HARBOR Except for the historical information contained herein, the matters discussed  in this presentation constitute forward-looking statements that involve risks  and uncertainties that could cause actual results to differ materially from those projected. These include the rate at which Hanger grows same-center net sales, competitive pressures within the industry, government regulation and reimbursement, and other factors discussed from time to time in the reports filed by the company with the Securities and Exchange Commission. The company assumes no obligation to update information contained in this presentation. 1

VISION Be the partner of choice for products and services that enhance human physical capability. 2

OVERVIEW 3 $936 million in revenues LTM Adjusted EBITDA $152 million LTM

OVERVIEW 4 DISTRIBUTION 11% of revenues $103 million revenue THERAPEUTIC SOLUTIONS 7% of revenues $63 million revenue ACP, Inc. IN, Inc. $936 million in revenues LTM Adjusted EBITDA $152 million LTM PATIENT CARE 82% of revenues LTM $769 million revenue LTM Linkia

OVERVIEW 5 DISTRIBUTION 11% of revenues $103 million revenue THERAPEUTIC SOLUTIONS 7% of revenues LTM $63 million revenue LTM ACP, Inc. IN, Inc.  $936 million in revenues LTM Adjusted EBITDA $152 million LTM PATIENT CARE 82% of revenues $769 million revenue Linkia

OVERVIEW 6 DISTRIBUTION 11% of revenues LTM $103 million revenue LTM THERAPEUTIC SOLUTIONS 7% of revenues $63 million revenue ACP, Inc. IN, Inc. $936 million in revenues LTM Adjusted EBITDA $152 million LTM PATIENT CARE 82% of revenues $769million revenue Linkia

DISCIPLINED DIVERSIFICATION OF REVENUE 7 Market

DISCIPLINED DIVERSIFICATION OF REVENUE 8 Hanger’s Share 29% of Traditional O&P Market 31% of Post Acute Rehabilitation Market

COMPELLING GROWTH DRIVERS 9 Sources:  Company estimates; Wall Street Research; 2003–2006 National Health and Nutrition Examination Survey; National Institutes of Health; Amputee Coalition of America. Aging Population (U.S.) (%) Diabetes – Prevalence By Age Group Disease and aging population Advancing technology Regulatory reform Increased focus on lowering costs

PATIENT CARE 10

11 PROFILE PATIENT CARE One or more certified clinicians Technical personnel Office administrators Line of site incentives to grow revenues and  collect receivables CAGR up 6.7% (2008–2011) Business  Overview Center Overview Over 700 O&P patient-care centers Over 1,180 O&P certified and licensed clinicians Stand alone—design, fabricate and fit Treat more than 1,000,000 patients annually

12 MARKET POSITION PATIENT CARE  Only national or regional provider Hanger operates ~25% of accredited O&P facilities No other provider has more than 2% market share Adjacent market of $1.4 Billion Principal Reimbursement Sources  for Patient Care Services $2.6 Billion US Market

PATIENT CARE First to market with new technologies  and products Linkia Network Management Diversification into new adjacent businesses CARES Dosteon Solutions Small O&P acquisitions Sales synergies with ACP 13 GROWTH OPPORTUNITIES

LINKIA First and only O&P network management company Insurers’ exclusive or preferred provider of their network Hanger network of approximately 1,030 O&P centers 52 contracts; 1–3 years; auto renew Value proposition to large name companies through expanded services 28% CAGR of contracted revenues (2008–2011) 14 NETWORK MANAGEMENT

DISTRIBUTION 15

DISTRIBUTION Largest dedicated distributor of O&P devices  and components Over 29,000 O&P related items 6 strategically located distribution facilities Comprehensive Customer Service Manufacture and distribute therapeutic footwear Net sales $103 million LTM and CAGR of 7.6%  (2008–2011) Inter-company sales $196 million LTM 16 PROFILE

DISTRIBUTION Increase depth and breadth of product line Increase penetration of existing customer base Expand customer  base Expand market presence geographically Apply core competencies to adjacent businesses Expand O&P fabrication operation to  Independent O&P Providers 17 OPPORTUNITIES

THERAPEUTIC SOLUTIONS 18

THERAPEUTIC SOLUTIONS Innovative Neurotronics Development and commercialization of products V-Hold and WalkAid Accelerated Care Plus (ACP) Value proposition to rehabilitation providers Technology, clinical modalities, training and education 19 DIVERSIFICATION OF REVENUE

Hanger

ACP OVERVIEW

ACP enables post-acute providers with 24 evidence-based clinical therapy programs

- Physical Agent Modality Basics
- Wound Healing
- Fall Prevention
- Continence Improvement
- Contracture Management
- Pain Management
- Physical Agent Modality Basics
- Osteoarthritis of the Knee
- Orthotic Therapy
- Hemiplegic Gait
- Chronic Obstructive Pulmonary Disease
- Electrode Application & Safety
- Rheumatoid Arthritis of Wrist & Hand
- Stroke – Hand Edema
- Stroke Recovery
- Herpes Zoster (Shingles)
- Sports & Orthopedic Rehabilitation
- PRE's with Elastic Bands
- Aerobic Exercise for Aging Adults
- PAM Documentation Recommendations

Clients facility's standard equipment package



OMNISTIM® 500 AND OMNISTIM® FX2 ELECTRICAL STIMULATION



MEGAPULSE® SHORTWAVE DIATHERMY



OMNISOUND® 300 ULTRASOUND



OMNICYCLE® MOTOR ASSISTED CYCLE

Monthly Supplies



20.

ACP MARKET OPPORTUNITIES 21 ACP offers Hanger a $1.3 billion revenue post-acute opportunity Core SNF Business— $241 Million Opportunity Strong Core Business Recurring revenue business model with high customer retention Strong demographic trends Advancing new technologies, products and modalities combined with 30% penetration leading to growth within the SNF core business Other Rehab Settings— $1.1 Billion Opportunity Long-Term Growth Platform Natural progression into other post-acute settings Strong post-acute customer relationships provide significant opportunities for product/service extensions Seasoned management team possesses a track record for successfully managing growth and expansion Extend Reach to Additional Markets with Numerous Organic Growth and Acquisition Opportunities +

FINANCIAL OVERVIEW 22

SOLID FINANCIAL POSITION Earnings and margin growth Substantial cash flow generation Strong balance sheet management Moderate leverage post ACP acquisition Consistent reduction of leverage 23

Q1 2012 IN REVIEW Same Store Sales 7.1% 8.4% growth in Adjusted EBITDA 15.8% increase in adjusted earnings per share Leverage ratio to 2.95X Total liquidity at 3/31/2012 was $131.7 Million including $32.2 of cash Total Debt $506.1 Million 24

REVENUE GROWTH 25 ($ in millions)

ADJUSTED EBITDA GROWTH AND MARGINS* 26 CAGR 16.4% Excludes relocation expenses and cost related to acquisitions. Adjusted EBITDA Adjusted EBITDA Margins % ($ in millions)

GROWTH IN ADJUSTED EPS* 27 * Excludes relocation expenses, cost related acquisitions and the accelerated non-cash preferred dividend in 2008. ($ in millions)

STEADY COMPARABLE QUARTER GROWTH 28 2009 2010 2011 2012 Adjusted EBITDA* ($ in millions) * Excludes relocation expenses and cost related to the  ACP acquisition. Revenues ($ in millions) Adjusted Earnings Per Diluted Share* * Excludes relocation expenses, cost related to the ACP acquisition and accelerated non-cash preferred dividend. $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Q1 Q2 Q3 Q4 $145  $165  $185  $205  $225  $245  Q1 Q2 Q3 Q4 $15  $25  $35  $45  Q1 Q2 Q3 Q4

KEY INVESTMENT POINTS Compelling industry growth drivers Dominant market position Attractive organic growth opportunities Adjacent continuum of care opportunities Proven acquisition capabilities Solid financial position 29

(NYSE: HGR) 30